Confidential Treatment has been requested with respect to portions of the agreement indicated with an asterisk [*]. A complete copy of this agreement, including the redacted terms, has been separately filed with the Securities and Exchange Commission.

                         E-COMMERCE SERVICES AGREEMENT
                         -----------------------------

     THIS E-Commerce Services Agreement dated the 14th day of May, 1999 (the "Effective Date"), is by and between GLOBAL SPORTS INTERACTIVE, INC., a Pennsylvania corporation ("GSI"), and THESPORTSAUTHORITY.COM, INC., a Delaware corporation ("TSA.com").

     WHEREAS, TSA.com has entered into an E-Commerce Agreement, a copy of which is attached hereto (the "E-Commerce Agreement"), with The Sports Authority, Inc., a Delaware corporation ("Retailer"), pursuant to which TSA.com has agreed to create and manage the e-commerce business of Retailer; and

     WHEREAS, GSI is in the business of creating, developing, operating, maintaining, advertising and promoting all aspects of e-commerce business; and

     WHEREAS, TSA.com desires to enter into an agreement with GSI pursuant to which GSI shall provide certain services to TSA.com, all upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     Terms used in this Agreement shall have the same meanings as set forth in
Article I and elsewhere within the E-Commerce Agreement.

                                   ARTICLE II
                                  GSI SERVICES

2.1  Services.  GSI agrees to perform all of the services and obligations on
     --------
behalf of TSA.com which TSA.com has agreed to perform for Retailer pursuant to Articles II - IX and Article 10.2 of the E-Commerce Agreement (the "Services").

2.2  Payment and Accounting to GSI from TSA.com.  For the services rendered
     ------------------------------------------
hereunder, TSA.com shall pay to GSI an amount equal to all of GSI's commercially reasonable actual direct costs (without markup) ("GSI's Direct Costs") of creating and operating the TSA Site and TSA.com's pro rata share of GSI's commercially reasonable actual indirect costs (without markup)("GSI's Indirect Costs"). The sum of GSI's Direct Costs and GSI's Indirect Costs shall be referred to as "GSI's Entitlement." GSI's Direct Costs shall include but not be limited to fulfillment costs (as discussed in Articles V and VI of the E-Commerce Agreement), credit card costs, direct employee costs including salary and benefits, front end development costs of the TSA Site and advertising and marketing costs. Indirect Costs shall be determined in accordance with GAAP and shall include, without limitation, GSI employee salary allocation, including benefits, overhead allocation of GSI including rent, taxes (other than income taxes) and utilities, GSI management personnel allocation, capital expenditures, including hardware and software costs, common engine allocation and hosting allocation. GSI shall not allocate or charge to TSA.com any sums as either GSI's Direct Costs or GSI's Indirect Costs if the underlying Services, costs or expenses were not directly or indirectly provided in relation to, or incurred for, the TSA Site or performed or paid by GSI on behalf of TSA.com or Retailer as otherwise provided in the E-Commerce Agreement.

2.3  TSA.com's Payments.  GSI's Entitlement shall be calculated and charged by
     ------------------
GSI to TSA.com on a monthly basis. TSA.com agrees to pay GSI all charges within thirty (30) days after the receipt of any GSI Entitlement charges or invoice from GSI.

                                  ARTICLE III
                  CUSTOMER DATA, FINANCIAL DATA AND DATABASES

3.1  Ownership and Use of Customer Data.  TSA shall own all right, title and
     ----------------------------------
interest in and to the Customer Data, while TSA.com shall have an irrevocable right and license under the E-Commerce Agreement to use the Customer Data in its
business operations.   GSI shall adhere to all United States privacy and data
protection laws applicable to its gathering, processing, storing and
transmitting of Customer Data.   GSI shall use its best efforts to adhere to all
such privacy and data protection laws of all other nations and shall indemnify TSA for any loss, damage or expense caused by its failure to do so; provided, however, that the parties agree that such failure to do so shall not be deemed a breach of this Agreement.

3.2  Confidentiality of the Customer Data.  Under the E-Commerce Agreement, both
     ------------------------------------
Retailer and TSA.com have agreed that each Party shall treat the Customer Data as Confidential Information of the other Party, that TSA.com may use Customer Data in the operation of the TSA Site and the E-Commerce Business, and that Retailer may use the Customer Data in the operation of Retailer's land based stores, but that neither Retailer nor TSA.com shall furnish, rent, sell or otherwise disclose Customer Data to any person or entity whatsoever without the prior written consent of the other Party. Further, under the E-Commerce Agreement, both Retailer and TSA.com have agreed not to furnish, rent, sell or otherwise disclose to any person or entity whatsoever any Financial Data, without the other Party's prior written consent and subject to such terms and conditions as the Parties may mutually determine. Notwithstanding the foregoing, Retailer and TSA.com have agreed that TSA.com may permit GSI, at no charge to GSI, to use Financial Data (but not Customer Data) to form trends and overall research as to the on-line shopping habits of consumers. GSI agrees to treat the Customer Data as Confidential Information and shall not furnish, rent, sell or otherwise disclose Customer Data to any person or entity whatsoever without the prior written consent of Retailer.

3.3  Ownership and Use of Financial Data.  TSA.com, Retailer and GSI shall
     -----------------------------------
jointly and severally own all right, title and interest in and to the Financial Data, except that all use of the Financial Data by any of them shall always be subject to the restrictions set forth in the E-Commerce Agreement.

3.4  Ownership of Databases.  GSI shall own all right, title and interest in and
     ----------------------
to the Databases, while Retailer and TSA.com may use the Databases subject to other restrictions set forth in the E-Commerce Agreement.

                                  ARTICLE IV
                                CONFIDENTIALITY

4.1  Confidential Information.  Each Party acknowledges that, in connection with
     ------------------------
the performance of this Agreement, it may receive Confidential Information of the other Party and that GSI may receive Confidential Information of Retailer (which shall be deemed a "Disclosing Party for purposes of this Agreement). For the purpose of this Agreement, "Confidential Information" shall mean information or materials that is marked "confidential" or which the Receiving Party knows has reason to know is the confidential or proprietary information of the Disclosing Party, either because a) such information is marked or otherwise identified by the Disclosing Party as confidential or proprietary, or b) such information has commercial value and is not generally known in the Disclosing Party's trade or industry. Confidential Information shall include, without limitation: (a) concepts and ideas relating to the development and distribution of content in any medium; (b) trade secrets, drawings, inventions, know-how, software programs, and software source documents; (c) information regarding plans for research, development, new service offerings or products, marketing and selling, business plans, business forecasts, budgets and unpublished financial statements, licenses and distribution arrangements, prices and costs, suppliers and customers; (d) existence of any business discussions, negotiations or agreements between the parties; (e) the terms and conditions of this Agreement; (f) all information with respect to Retailer's vendors, Retailer's price and cost structures, TSA.com's vendors, TSA.com's merchandise price and cost structures, the cost of merchandise sold by TSA.com, the existence or amount of any cooperative advertising subsidy or rebate; and (g) all prices of merchandise to be sold on the TSA Site prior to publication of such prices on the TSA Site; provided, however, that Retailer shall be provided with the information referred to in clauses (f) and (g).

4.2  Confidentiality.  The Receiving Party hereby agrees: (i) to hold and
     ---------------
maintain in strict confidence all Confidential Information of the Disclosing Party and, except as otherwise permitted herein, not to disclose it to any third party; and (ii) not to use any Confidential Information of the Disclosing Party except as permitted by this Agreement or as may be necessary for the Receiving Party to perform its obligations under this Agreement. The Receiving Party shall use at least the same degree of care to protect the Disclosing Party's Confidential Information as it uses to protect its own Confidential Information of like importance, and in no event shall such degree of care be less than reasonable care. The obligations and restrictions imposed by this Article IV shall terminate five (5) years after the expiration or termination of this Agreement.

4.3  Exceptions.  Notwithstanding the foregoing, the parties agree that
     ----------
Confidential Information shall not include any information that: (i) was in the public domain at the time it was communicated to the Receiving Party by the Disclosing Party; (ii) entered the public domain subsequent to the time it was communicated to the Recipient by the Disclosing Party through no fault of the Receiving Party; (iii) was in the Receiving Party's possession free of any obligation of confidence at the time it was communicated to the Receiving Party by the Disclosing Party; (iv) was rightfully communicated to the Receiving Party by a third party, free of any obligation of confidence, subsequent to the time it was communicated to the Receiving Party by the Disclosing Party; (v) was developed by employees or agents of the Receiving Party independently of and without reference to any information communicated to the Receiving Party by the Disclosing Party; or (vi) was communicated by the Disclosing Party to an unaffiliated third party free of any obligation of confidence. In addition, the Receiving Party may disclose the Disclosing Party's Confidential Information in response to a valid order by a court or other governmental body, as otherwise required by law, or as necessary to establish the rights of either party under this Agreement; provided, however, in the event that the Receiving Party receives a demand to disclose such Confidential Information in connection with a legal action or proceeding, the Receiving Party, if possible, shall first notify the Disclosing Party of the demand in order to provide the Disclosing Party an opportunity to seek a protective order. TSA.com may also disclose certain of Retailer's Confidential Information to GSI in connection with the performance by GSI of its duties, but only to the extent expressly permitted herein.

4.4  Confidentiality of this Agreement.  The Parties acknowledge that the terms
     ---------------------------------
and conditions of this Agreement constitute Confidential Information which shall be governed by the terms of this Article 4.

                                   ARTICLE V
                                   APPROVALS

5.1  Approval Process.  Except as otherwise expressly set forth in the E-
     ----------------
Commerce Agreement and herein, and except with respect to any use of "Licensed Property" (as defined in the License Agreement) which requires approval under the License Agreement, when a given provision calls for prior review and approval by one Party of a submission by the other Party, the Party receiving the submission shall review it in a timely manner and use its best efforts to communicate in writing its approval or disapproval as soon as practicable after receiving the same. Failure to communicate approval within five (5) Business Days of receipt of the submission shall be deemed a disapproval. The submitting Party may re-start the approval process by making a second submission marked "Second Request." The Party receiving the second submission shall again review it in a timely manner and use its best efforts to communicate in writing its approval or disapproval as soon as practicable after receiving the same. Failure to communicate approval within five (5) Business Days of receipt of the submission shall be deemed an approval. In no event, shall the Party seeking approval produce, distribute, or otherwise follow through on or implement the subject of the submission until approval is granted in writing by the Party charged with the right of approval, or until the applicable period has expired after a Second Request and the Party receiving the second submission has failed to reply.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

6.1  Both Parties.  Each Party represents and warrants to the other Party that:
     ------------
(i) it is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and that it has the power and authority to enter into this Agreement and the transactions contemplated herein;
(ii) the consummation of the transactions described by this Agreement shall not conflict with or result in a breach of any of the terms, provisions or conditions of its Articles of Incorporation or Bylaws, or any statute or administrative regulation or any order, writ, injunction, judgment or decree of any court, regulatory or governmental authority or of any agreement or instrument to which it is a party or by which it is bound or constitute a default thereunder; and (iii) this Agreement has been duly authorized, executed and delivered by it and this Agreement is valid, enforceable and binding upon each Party in accordance with its terms.

6.2  Year 2000.  GSI warrants to TSA.com and Retailer that the TSA Site shall
     ---------
not suffer any material adverse effect as a result of a failure in any TSA.com Work Product or TSA.com Tools to be Y2K Compliant. A product or service which is "Y2K Compliant" is one that provides accurate results using data having date ranges spanning from January 1, 1980 through December 31, 2019 ("Y2K Period"). By way of example and not of limitation, "Y2K Compliant" means, with respect to a product or service, that it can currently and shall, during the Y2K Period, continue to (a) manage and manipulate data involving all dates within the Y2K Period (including the fact that the year 2000 is a leap year) without functional or data abnormality related to such dates; (b) manage and manipulate data involving all dates within the Y2K Period without inaccurate results related to such dates; (c) have user interfaces and data fields formatted to distinguish between dates within the Y2K Period; and (d) accurately identify and either reject or correct invalid date data during the Y2K Period. Provided TSA.com otherwise complies with this Article 14.2, it shall not be liable to Retailer for any failure to perform obligations under this Agreement to the extent such failure arises from a failure to be Y2K Compliant that: (i) affects the non-performing party's customers or suppliers; or (ii) is beyond its reasonable control.

                                  ARTICLE VII
                                INDEMNIFICATION

7.1 GSI, at its own cost and expense, shall defend, indemnify and hold harmless TSA.com and Retailer and any of their officers, directors, employees or agents from and against all damages, expenses, liabilities and other costs (including reasonable attorneys' fees and court costs) arising: (a) from a claim made by any party (other than TSA.com or Retailer) that is related in any way to services furnished by GSI with respect to the TSA Site or GSI's services to TSA.com or Retailer provided pursuant to this Agreement; or (b) from GSI's gross negligence, willful or intentional misconduct. TSA.com or Retailer shall notify GSI as soon as possible after TSA.com becomes aware of a claim. GSI shall have the sole right to defend any claim pursuant to this Article VII. TSA.com and Retailer shall cooperate with such defense and, at its option, may also defend such claim to the extent that its interests in any way vary from that of GSI.

                                  ARTICLE VIII
                                   INSURANCE

8.1 GSI shall, during the Term of this Agreement, maintain the following insurance coverages as indicated or as required by law, whichever shall be greater, with insurers in good standing and authorized to do business under the laws of the State(s) where performance shall occur:

     (a) Comprehensive General Liability, naming Retailer and TSA.com as an additional insured, including without limitation Contractual Liability and Products Liability, with broad form property damage and bodily injury (including Personal Injury) coverage. The minimum limits for each shall be [*] per occurrence and [*] annual aggregate;

     (b) Workers' Compensation and Employers' Liability with minimum limits of [*]per accident, [*] disease (each employee) and [*] disease (policy limit).

Upon TSA.com's or Retailer's request, GSI shall tender to TSA.com and/or Retailer certificates of insurance evidencing the coverages required to be maintained by GSI hereunder. The certificates must provide that no change or cancellation of insurance shall be made without thirty (30) days prior written notice to Retailer.

                                   ARTICLE IX
                              TERM AND TERMINATION

9.1 This Agreement shall commence on the Effective Date and automatically terminate upon termination of the E-Commerce Agreement, or terminate pursuant to
Article 9.1(a) or (b) below:

     (a) By either party if the other party shall materially default in the performance of any of the covenants, terms and conditions of this Agreement and shall fail to cure such default within 60 days after receipt of notice in writing from the terminating party of such default, giving reasonable particulars of such default and of the intention of the party serving the notice to terminate this Agreement unless such default is cured; provided, however, that if such default cannot reasonably be cured within 60 days, no termination shall occur so long as the party against which default has been declared continues to use its best efforts to cure such default.

     (b) By either party if the other party shall be judicially declared bankrupt or insolvent, make an assignment for the benefit of, or enter into a compromise with, its creditors; initiate bankruptcy or insolvency proceedings of any kind or proceedings for the appointment of a receiver, manager, judicial manager, or similar official with respect to it or any of its assets or become a party to dissolution proceedings; provided, however, that no termination shall occur if any such action is stayed, dismissed or reversed within 60 days of the initiation of such action and the other party provides satisfactory evidence of the same within such period.

                                   ARTICLE X
               NO IMPLIED WARRANTIES; LIMITATIONS UPON LIABILITY

10.1 Neither Party shall be liable to the other party for incidental, consequential, punitive or exemplary damages arising in connection with this agreement or the performance, omission of performance or termination hereof, even if the said Party has been advised of the possibility of such damages and without regard to the nature of the claim or the underlying theory or cause of action (whether in contract, tort or otherwise). Neither Party makes any representation or warranty to the other except as specifically set forth herein.

                                   ARTICLE XI
                         PROPERTY RIGHTS AND OWNERSHIP

11.1  General.  The TSA Site shall consist of, and shall operate in conjunction
      -------
with, multiple elements, all of which are subject to certain Intellectual Property Rights. The Parties' respective rights with respect to such elements shall be as set forth below. For purposes of this Agreement, the term "ownership" shall refer to ownership of all right, title and interest in and to the respective elements, including, but not limited to, all patent, copyright, trade secret, trademark and any other similar Intellectual Property Rights therein, as applicable.

11.2  Retailer's URL shall be owned solely by Retailer (or its licensor).

11.3 The TSA Site shall be owned solely by TSA.com. Except with respect to each whole page of the TSA Site (which TSA.com shall own). TSA.com disclaims all right, title and interest, and Retailer shall own all right, title and interest, in and to all TSA Content and all works derivative of the TSA Content which are incorporated into the TSA Site, whether such works are copyright or trademark subject matter or otherwise, and even if such works are not created by Retailer.

11.4 Software.  Software developed by GSI for the TSA Site, shall be owned
     --------
solely by GSI, subject to any authorizations to use and approvals obtained and granted to TSA.com and Retailer.

11.5 Ownership of TSA.com Products. As between Retailer and TSA.com, TSA.com
     -----------------------------
owns the TSA.com Products.

11.6 Ownership of TSA Content.  As between TSA.com, GSI and Retailer, Retailer
     ------------------------
owns the TSA Content. Except for a limited non-exclusive license to use the TSA Content (during the Term and subject to the terms of the License Agreement) solely to perform TSA.com's obligations under the E-Commerce Agreement, this Agreement confers no ownership or other beneficial interest in TSA Content to TSA.com or to GSI.

                                  ARTICLE XII
                                 MISCELLANEOUS

12.1 Discontinuance Or Regulation Of The Internet.  TSA.com acknowledges and
     --------------------------------------------
agrees that the Internet (including without limitation the Web) is a network of private and public networks, that GSI has no control over the Internet, and that GSI is not liable for the discontinuance of operation of any portion of the Internet or possible regulation of the Internet which might restrict or prohibit the operation of the TSA Site.

12.2  Force Majeure.  In the event that either party is unable to perform any of
      -------------
its obligations under this Agreement or to enjoy any of its benefits because of any event beyond the control of the affected party including, but not limited to, natural disaster, acts of God, actions or decrees of governmental bodies or failure of communications lines or networks (a "Force Majeure Event"), the party who has been so affected shall promptly give written notice to the other party and shall use its best efforts to resume performance. Upon receipt of such notice, all obligations under this Agreement shall be immediately suspended for the duration of such Force Majeure Event.

12.3  Waiver.  No delay or failure on the part of any party hereto in exercising
      ------
any right, power or privilege under this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified.

12.4. Choice of Law.  This Agreement shall be construed, interpreted and
      -------------
enforced under and in accordance with the internal laws of the State of Delaware

12.5  Binding Effect; Assignment; GSI's Use of Outsourcing Partners.  This
      -------------------------------------------------------------
Agreement shall be binding upon the Parties hereto, their successors and permitted assigns and approved Outsourcing Partners. Subject to the following provisions, neither Party may assign its rights and/or duties under this Agreement without the prior written consent of the other Party, except as provided below.

      (a) GSI may employ Outsourcing Partners to perform certain Services hereunder, provided, however, that for any Outsourcing Partner proposed by GSI to perform web site development or fulfillment services, and for any Outsourcing Partner proposed by GSI under an agreement which will pay such Outsourcing Partner over [*] in any year, GSI shall notify Retailer and obtain its prior written consent with respect to the material terms of engagement of any such Outsourcing Partner, which consent shall not be unreasonably withheld.

      (b) All Outsourcing Partners must be fully informed by GSI and bound in writing and agree (i) to all of the applicable restrictions upon GSI hereunder, and (i) to perform all of the applicable obligations of GSI with respect to TSA.com hereunder and with respect to Retailer under the E-Commerce Agreement. TSA.com and Retailer shall each be deemed a third party beneficiary of all such agreements between GSI and its Outsourcing Partners, and shall be entitled to enforce such agreements as against any Outsourcing Partner in its own name and on its own behalf. Notwithstanding the foregoing, as between Retailer and TSA.com on the one hand, and GSI on the other hand, GSI shall be responsible for all acts or omissions of any Outsourcing Partner.

      (c) Retailer acknowledges that it has approved ClientLogic and Organic On Line, Inc. as Outsourcing Partners.

12.6  Counterparts.  This Agreement may be signed in several counterparts, each
      ------------
of which shall be deemed an original, and all of which when taken together, shall be deemed a complete instrument.

12.7  Entire Agreement.  This Agreement represents the entire agreement of the
      ----------------
Parties with respect to the subject matter hereof and may not be modified, except in writing, executed by both of the Parties hereto. This Agreement supersedes all prior writings of the Parties with respect to this subject matter.

12.8  No Partnership.  The relationship of the Parties herein shall be that of
      --------------
independent contractors and nothing herein shall be construed to create a joint venture or partnership.

12.9  Headings.  Section headings contained in this Agreement are inserted for
      --------
convenience or reference only and shall not be deemed to be a part of this Agreement for any other purpose.

12.10 Notices.  Any notices or writings to be sent hereunder shall be in
      -------
writing and shall be by personal delivery or facsimile transmission and shall be deemed given upon the earlier of actual receipt or receipt by sender of confirmation of facsimile transmission. Notices shall be sent to the following addresses (or such other address as either party may specify in writing):

          if to TSA.com:      TheSportsAuthority.com, Inc.
                              555 South Henderson Road
                              King of Prussia, Pennsylvania 19406
                              Attention: President
                              Fax No.: (610) 768-0981

          copy to:            David S. Mandel, Esq.
                              Astor Weiss Kaplan & Rosenblum, LLP
                              The Bellevue
                              Broad & Walnut Streets
                              6th Floor
                              Philadelphia, Pennsylvania 19102
                              Fax No.: (215) 790-0509

          copy to:            The Sports Authority, Inc.
                              3383 North State Road 7
                              Fort Lauderdale, Florida 33319
                              Attention: General Counsel
                              Fax No.:  (954) 730-4288

          if to GSI:          Global Sports Interactive, Inc.
                              555 South Henderson Road
                              King of Prussia, Pennsylvania 19406
                              Attention: President
                              Fax No.: (610) 768-0981

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to enter into this Agreement with intent to be legally bound hereby, the date and year first above written.


GLOBAL SPORTS INTERACTIVE, INC.          THESPORTSAUTHORITY.COM, INC.



By: /s/ Michael Rubin                  By: /s/  Michael Rubin
    -------------------------------        ------------------------------------

Print Name:________________________    Print Name:_____________________________

Title:_____________________________    Title:__________________________________

Date:______________________________    Date:___________________________________